Exhibit (a)(5)

Washington Real Estate Investment Trust

Offer To Purchase For Cash

Any and All of The Outstanding

3 7/8% Convertible Senior Notes due 2026

CUSIP No. 939653 AJ0 and CUSIP No. 939653 AK7

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON OCTOBER 22, 2010, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY US, WHICH DATE AND TIME, AS MAY BE EXTENDED BY US, WE REFER TO HEREIN AS THE “EXPIRATION TIME”. NOTES TENDERED IN THE OFFER MAY BE WITHDRAWN AT ANY TIME AT OR PRIOR TO THE EXPIRATION TIME.

To Our Clients:

Enclosed for your consideration is an Offer to Purchase for Cash, dated September 23, 2010 (as the same may be amended from time to time, the “Offer to Purchase”), and a form of Letter of Transmittal (the “Letter of Transmittal”) relating to the offer by Washington Real Estate Investment Trust (the “Company”), to purchase for cash all of its outstanding 3 7/8% Convertible Senior Notes due 2026 (the “Notes”), from each holder thereof (each a “Holder,” and collectively the “Holders”). Upon the terms and conditions of the Offer to Purchase (the “Offer”), Holders who validly tender and do not validly withdraw their Notes prior to the Expiration Time, will receive, for each $1,000 principal amount of such Notes, a fixed cash amount of $1,027.50 (the “Consideration”). In addition, Holders will receive in respect of their Notes that are accepted for purchase, accrued and unpaid interest on such Notes, up to, but not including, the settlement date of the Offer (the “Accrued Interest). All amounts payable pursuant to the Offer will be rounded to the nearest cent.

The Notes are obligations of the Company. Any Notes that are purchased by the Company pursuant to the Offer will be promptly delivered to the Trustee for cancellation and shall cease to be outstanding. Any Notes that remain outstanding after consummation of the Offer will continue to be obligations of the Company and will continue to accrue interest and have the benefits of the Indenture, including the right of the Holders to convert their Notes into cash and shares of the common stock of the Company under certain circumstances as described in the Indenture.

Holders that validly tender and do not properly withdraw their Notes in the Offer will no longer have conversion rights, unless the Company fails to purchase such Notes pursuant to the Offer.

HOLDERS ARE URGED TO REVIEW THE OFFER TO PURCHASE AND THE DOCUMENTS INCORPORATED BY REFERENCE THEREIN CAREFULLY AND CONSULT WITH THEIR OWN FINANCIAL ADVISORS BEFORE DECIDING WHETHER TO TENDER THEIR NOTES IN THE OFFER.

The material is being forwarded to you as the beneficial owner of Notes carried by us for your account or benefit but not registered in your name. A tender of any such Notes may only be made by us as the registered Holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such broker, dealer, commercial bank, trust company or other nominee promptly if they wish to tender Notes in the Offer.

Accordingly, we request instructions as to whether you wish us to tender any or all such Notes held by us for your account or benefit, pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal. The Offer to Purchase and the accompanying Letter of Transmittal contain or incorporate by reference important information that we urge you to read carefully before instructing us whether to tender your Notes.

Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Notes carried by us for your account or benefit on your behalf in accordance with the provisions of the Offer to Purchase and the Letter of Transmittal. The Offer will expire at the Expiration Time, which is 12:00 midnight, New York City time, on October 22, 2010, unless extended or earlier terminated by us. Notes tendered pursuant to the Offer may be withdrawn prior to the Expiration Time, subject to the procedures described in the Offer to Purchase.

Your attention is directed to the following:

1.	The Offer is for all outstanding Notes.

2.	Upon the terms and conditions of the Offer to Purchase (the “Offer”), Holders who validly tender and do not validly withdraw their Notes prior to the Expiration Time, will receive, for each $1,000 principal amount of such Notes, a fixed cash amount of $1,027.50 (the “Consideration”). In addition, Holders will receive in respect of their Convertible Notes that are accepted for purchase, accrued and unpaid interest on such Notes, up to, but not including, the settlement date of the Offer (the “Accrued Interest).

3.	If the Company does not accept for payment any tendered Notes, the Company will promptly return tendered Notes to the Holders thereof.

4.	Any transfer taxes (but excluding any income taxes) incident to the transfer of Notes from the tendering Holder to the Company will be paid by the Company, except as provided in the instructions to the Letter of Transmittal.

If you wish to have us tender any or all of your Notes held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that is attached. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Notes held by us and registered in our name for your account.

IMPORTANT TAX INFORMATION

FIRPTA Certifications

A U.S. Holder who is a beneficial owner of Notes and whose tendered Notes are accepted for payment must provide the Certification of Non-Foreign Status (“FIRPTA Certification”), as indicated below. A form of such FIRPTA Certification is included with this letter.

If the Information Agent receives a properly completed FIRPTA Certification with respect to a tendering beneficial owner of Notes and neither the Company nor the Information Agent has actual knowledge that such certificate is inaccurate, no amounts in respect of FIRPTA withholding will be withheld from the payment made with respect to such tendering beneficial owner.

If a tendering beneficial owner of notes, such as a Non-U.S. Holder, cannot provide a FIRPTA Certification, the interested holder should contact the Information Agent in order to determine whether they can qualify for another exemption from FIRPTA withholding.

If a tendering beneficial owner of Notes does not provide a properly completed FIRPTA Certification or other documentation and certifications establishing, to the Company’s satisfaction, that no withholding is required, the Depositary will withhold 10% of the gross consideration paid with respect to such tendering beneficial owner in order to satisfy the Company’s potential FIRPTA withholding obligations. The Company will report and pay over any withheld amounts to the IRS in accordance with Treasury Regulation Section 1.1445-1(c), including the filing of an IRS Form 8288 and 8288-A. Pursuant to Treasury Regulation Section 1.1445-1(f), the Company’s satisfaction of its FIRPTA withholding obligations will not relieve a tendering beneficial owner of Notes of its obligation to file a U.S. tax return and to pay any remaining amounts owed in respect of the FIRPTA tax.

In general, if the FIRPTA tax applies to a tendering beneficial owner, any gain or loss realized by such beneficial owner would be subject to U.S. federal income tax as either ordinary income or capital gain that is effectively connected with the beneficial owner’s conduct of a trade or business in the U.S. Any amounts withheld by the Company to satisfy its potential FIRPTA withholding obligations generally will be credited against any remaining tax liabilities of the tendering beneficial owner and, in order to claim such credit, a stamped copy of IRS Form 8288-A (which the IRS generally must provide to such beneficial owner upon its receipt from the Company) should be attached to the tendering beneficial owner’s U.S. tax return pursuant to Treasury Regulation Section 1.1445-1(f)(2). If any withheld amounts exceed a tendering beneficial owner’s maximum tax liability (as determined by the IRS), then such beneficial owner may seek a refund of such excess.

EACH TENDERING BENEFICIAL OWNER OF NOTES IS URGED TO CONSULT WITH ITS OWN TAX ADVISOR REGARDING THE PROPER COMPLETION OF THE FIRPTA CERTIFICATION INCLUDED WITH THIS LETTER AND THE APPLICATION OF THE FIRPTA TAX AND FIRPTA WITHHOLDING TO SUCH TENDERING BENEFICAL OWNER.

ANY DISCUSSION OF U.S. FEDERAL INCOME TAX ISSUES SET FORTH HEREIN WAS WRITTEN IN CONNECTION WITH THE PROMOTION OF THE OFFER DESCRIBED HEREIN. SUCH DISCUSSION IS NOT INTENDED OR WRITTEN TO BE LEGAL OR TAX ADVICE TO ANY PERSON AND IS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, BY ANY PERSON FOR THE PURPOSE OF AVOIDING U.S. FEDERAL TAX PENALTIES THAT MAY BE IMPOSED ON SUCH PERSON.

INSTRUCTIONS

The undersigned acknowledge(s) receipt of your letter and the enclosed material referred to therein relating to the Offer of Washington Real Estate Investment Trust to purchase for cash any and all of its outstanding 3 7/8% Convertible Senior Notes due 2026. This will instruct you to tender the principal amount of Notes indicated below held by you for the account or benefit of the undersigned pursuant to the terms and conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Box 1	☐	Please tender my Notes held by you for my account or benefit. I have indicated below the principal amount of Notes to be tendered in integral multiplies of $1,000, if I wish to tender less than all of my Notes.

Aggregate Principal Amount Tendered:
$
(Complete only if you wish to tender less than the aggregate principal amount held for your account of benefit)

Box 2	☐	Please do not tender any Notes held by you for my account or benefit.

Date:                                         , 2010

Signature(s)

Please print name(s) here

Address:

(Include Zip Code)

Area Code and Telephone No.:

Tax Identification or Social Security Number(s):

My Account Number With You:

Unless a specific contrary instruction is contained herein, your signature(s) hereon shall constitute an instruction to us to tender all of your Notes.

TO BE COMPLETED BY ALL TENDERING U.S. HOLDERS

FIRPTA CERTIFICATION OF NON-FOREIGN STATUS

NOTE TO U.S. HOLDERS: FAILURE TO COMPLETE AND RETURN THIS CERTIFICATION WILL RESULT IN FIRPTA WITHHOLDING OF TEN PERCENT ON PAYMENTS MADE TO YOU PURSUANT TO THE TENDER OFFER

This Certification must be made by and on behalf of the person who is treated as the owner of the tendered Notes for U.S. Income Tax purposes (the “Transferor”). If legal title to the tendered Notes is held by an entity that is disregarded as an entity separate from its owner under Treasury Regulation 301.7701-3 (generally an unincorporated entity wholly owned by one person), a Qualified S Subsidiary or a Qualified REIT Subsidiary (a “Disregarded Entity”), the Transferor is the first owner of the Disregarded Entity which is not a Disregarded Entity.

If legal title to the Notes is held by a Disregarded Entity, please provide the name of the Disregarded Entity here:

Section 1445 of the Internal Revenue Code provides that a transferee (buyer) of a U.S. real property interest must withhold tax if the transferor (seller) is a foreign person. To inform the transferee (buyer) that withholding of tax is not required upon my disposition of a U.S. real property interest, the undersigned hereby certifies the following:

1.	The name of the Transferor is: ;

2.	Transferor is not a nonresident alien, foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Internal Revenue Code and Income Tax Regulations);

3.	Transferor is not a Disregarded Entity as defined above;

4.	Transferor’s Taxpayer Identification Number (SSN for individuals, EIN for all others) is ; and

5.	Transferor’s address (home for individuals, office for all others) is:

Transferor understands that this certification may be disclosed to the Internal Revenue Service by transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete. If the Transferor is an individual, I further declare that I am the Transferor. If the Transferor is not an individual, I further declare that I have authority to sign this document on behalf of Transferor.

Signature: Print Name: Title (if not individual): Date:	PLEASE CONTACT YOUR BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE FOR ASSISTANCE COMPLETING THE INFORMATION REQUESTED BELOW
Amount Tendered (CUSIP No. 939653 AJ0): $
Amount Tendered (CUSIP No. 939653 AK7): $
DTC Participant Name:
DTC Participant Number:
VOI#: